Exhibit 21.1

LISTING OF SUBSIDIARIES

JURISDICTION OF
SUBSIDIARY	ORGANIZATION

Bio-Rad Laboratories Pty Ltd	Australia
Bio-Rad Laboratories Ges.m.b.H.	Austria
DiaMed Österreich GmbH	Austria
Bio-Rad Laboratories NV	Belgium
Research Specialties for Laboratories NV	Belgium
DiaMed Benelux NV	Belgium
Bio-Rad Laboratórios Brasil Ltda.	Brazil
DiaMed Latino-América S.A.	Brazil
Bio-Metrics Properties Limited	California, USA
Bio-Rad Laboratories (Israel), Inc.	California, USA
Bio-Rad Pacific Limited	California, USA
Bio-Rad Laboratories (Canada) Limited	Canada
Bio-Rad Laboratories (Shanghai) Co., Ltd.	China
Bio-Rad (Shanghai) Life Science Research & Development Co., Ltd.	China
Wuxi BioCanal Nano Technology Co. Ltd.	China
BIO-RAD spol. s r.o.	Czech Republic
Bio-Rad Export LLC	Delaware, USA
Bio-Rad Holdings, LLC	Delaware, USA
Bio-Metrics, Limited	Delaware, USA
Bio-Rad QL, Inc.	Delaware, USA
GnuBIO Inc.	Delaware, USA
Raindance Techologies, Inc.	Delaware, USA
Bio-Rad Denmark ApS	Denmark
DiaMed Fennica Oy	Finland
Bio-Rad France Holding	France
Bio-Rad Innovations	France
Bio-Rad Laboratories SAS	France
Bio-Rad France	France
Bio-Rad	France
Bio-Rad Services France	France
DiaMed France SA	France
Bio-Rad 1	France
Bio-Rad Laboratories GmbH	Germany
Bio-Rad Germany Holding GmbH	Germany
DiaMed Diagnostika Deutschland GmbH	Germany
Bio-Rad Medical Diagnostics GmbH	Germany
Bio-Rad AbD Serotec GmbH	Germany
Bio-Rad Laboratories Logistik GmbH	Germany

LISTING OF SUBSIDIARIES- continued

JURISDICTION OF
SUBSIDIARY	ORGANIZATION

Bio-Rad Laboratories M.EPE	Greece
Bio-Rad China Ltd.	Hong Kong
Bio-Rad Hungary Trading LLC	Hungary
IMV Medical Information Division, Inc.	Illinois, USA
Bio-Rad Laboratories (India) Private Limited	India
Bio-Rad Haifa Ltd.	Israel
Bio-Rad Laboratories S.r.l.	Italy
Bio-Rad Laboratories K.K.	Japan
Bio-Rad Korea Ltd.	Korea
Bio-Rad Luxembourg S.à r.l.	Luxembourg
International Marketing Ventures, Ltd.	Maryland, USA
Bio-Rad, S.A.	Mexico
Bridger Technologies, Inc.	Montana, USA
Bio-Rad Laboratories B.V.	The Netherlands
Bio-Rad Norway AS	Norway
Bio-Rad Polska Sp. z o.o.	Poland
Bio-Rad Laboratories-Aparelhos e Reagentes para Laboratórios, Lda	Portugal
Bio-Rad Laboratorii OOO	Russia
Bio-Rad Laboratories (Singapore) Pte Ltd	Singapore
Bio-Rad Laboratories (Pty) Ltd	South Africa
Bio-Rad Laboratories, S.A.	Spain
Distribudora de Analítica para la Medicina Ibérica, S.A.U.	Spain
Bio-Rad Laboratories AB	Sweden
Bio-Rad Europe GmbH	Switzerland
Bio-Rad IHC Europe GmbH	Switzerland
DiaMed Holding GmbH	Switzerland
DiaMed (Schweiz) GmbH	Switzerland
DiaMed GmbH	Switzerland
Bio-Rad Laboratories AG	Switzerland
Bio-Rad Laboratories Ltd.	Thailand
DiaMed S.E.A. Limited	Thailand
Bio-Rad Middle East FZ-LLC	United Arab Emirates
Bio-Rad Laboratories Limited	United Kingdom
DiaMed (G.B.) Ltd	United Kingdom
Bio-Rad AbD Serotec Ltd	United Kingdom
Bio-Rad Services UK Limited	United Kingdom
Bio-Metrics (U.K.) Limited	United Kingdom
Raindance Technologies Limited	United Kingdom
Respiratory Diagnostics, Inc.	Washington, USA

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